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                                   EXHIBIT 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      We have issued our report dated March 10, 2005, accompanying the consolidated financial statements in the Annual Report of Camco Financial Corporation on Form 10-K for the year ended December 31, 2004. We hereby consent to the incorporation by reference of said report in the Registration Statements of Camco Financial Corporation on Forms S-8, File No. 333-94113, effective January 5, 2000 and File Nos. 333-90142, 333-90152, 333-90158 and 333-90166
effective June 10, 2002.

/s/GRANT THORNTON LLP

Cincinnati, Ohio
March 15, 2005